                                 SCHEDULE 14C

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                          of 1934 (Amendment No.____)

Check the appropriate box:
[X]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement

                    PACIFIC INTERNATIONAL ENTERPRISES, INC.
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                  (Name of Registrant As Specified In Charter)

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Payment of Filing Fee (Check the appropriate box):
     [_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).
     [_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:  $-0-

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:______________________________________

     2)  Form, Schedule or Registration Statement No._____________________

     3)  Filing Party:__________________________________________________________

     4)  Date Filed:__________________________

                    PACIFIC INTERNATIONAL ENTERPRISES, INC.
                    4431 CORPORATE CENTER DRIVE, SUITE 131
                        LOS ALAMITOS, CALIFORNIA 90720

                  ____________________________________________

               INFORMATION STATEMENT FOR ACTION TAKEN BY CONSENT

                    AMENDMENT OF ARTICLES OF INCORPORATION
                  ____________________________________________


To our Stockholders:

     On October 9, 1996, a certain stockholder (the "Consenting Stockholder") of PACIFIC INTERNATIONAL ENTERPRISES, INC. (the "Company") consented to the following action by the Company:

     The amendment of the Company's Articles of Incorporation to authorize three million (3,000,000) shares of preferred stock which gives the Board of Directors of the Company the authority to create the rights and privileges of the preferred stock without any shareholder vote.

     The close of business on October 9, 1996 is the record date for the determination of stockholders entitled to vote with respect to the above actions. The Directors and Consenting Stockholder of the Company whose common shares represent approximately 54.66 percent of the outstanding common shares entitled to vote on the above proposal have agreed to consent to said proposal.

     The Company has obtained written consent from holders of a majority of the outstanding shares of Common Stock approving the amendment of the Articles of Incorporation. Therefore, the Company does not intend to hold a special meeting of shareholders to consider and vote upon the amendment to the Articles of Incorporation, and is not soliciting proxies from its other shareholders. In lieu thereof, the Company has prepared an information statement describing the amendment of the Articles of Incorporation, the reasons therefor and its effects upon the Common Stock and the shareholders. Enclosed herewith is a copy of the information statement.

     Your attention is directed to the attached Information Statement.

                                        By Order of the Board of Directors


                                        Binks Graval
                                        President

Los Alamitos, California
November 21, 1996

                    PACIFIC INTERNATIONAL ENTERPRISES, INC.
                     4431 CORPORATE CENTER DRIVE, SUITE 131
                         LOS ALAMITOS, CALIFORNIA 90720

                  ____________________________________________

                             INFORMATION STATEMENT
                  ____________________________________________


                                  INTRODUCTION

     This Information Statement is furnished by the Board of Directors of PACIFIC INTERNATIONAL ENTERPRISES, INC. (the "Company") in connection with certain actions to be taken by the Company by the consent of the Directors and a Consenting Stockholder of the Company. This Information Statement and enclosed materials are being sent to shareholders of record as of October 9, 1996 (the "Record Date"). As of the Record Date, there were 7,639,009 shares of the Company's common stock outstanding. The stockholder who has agreed to consent to Management's proposal holds 4,175,548 shares or approximately 54.66 percent of the Company's issued and outstanding Common Stock. This information is first being mailed to stockholders on or about November 21, 1996. It is currently anticipated that the amendment to the Company's Articles of Incorporation (attached hereto as Exhibit "A") will become fully effective on or about December 21, 1996.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         COSTS OF INFORMATION STATEMENT

     This Information Statement has been prepared by the Company and its Board of Directors, and the Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing, and mailing the Information Statement and attached materials. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of Information Statements if the Board of Directors of the Company determines that this is advisable.

                                 VOTING RIGHTS

     As of October 9, 1996, the record date set by the Board of Directors, there were 7,639,009 shares of the Company's Common Stock outstanding. Each share entitles the holder to one vote on each matter presented to shareholders for their approval. By unanimous consent dated September 19, 1996, the Board of Directors of the Company approved the amendment to the Articles of Incorporation necessary to authorize the issuance of 3,000,000 shares of preferred stock (the "Preferred Stock"). On October 9, 1996 and in accordance with Nevada law, holders of a majority of the shares of Common Stock executed a Written Consent authorizing and approving the amendment. Therefore, all necessary corporate action on the part of the Company to effectuate the amendment to the Articles of
Incorporation has been taken.   This Information Statement is being distributed
merely for the information of those shareholders whose consent to the amendment was not solicited. No annual or special meeting of shareholders will be held with respect to the amendment.

                          THE CONSENTING STOCKHOLDERS

     The majority stockholder of the Company, representing voting rights equal to approximately 54.06 percent of the shares entitled to vote on Company matters, has agreed to consent to the proposal set forth in this Information Statement.

     The name of such stockholder and the number of shares of Common Stock such entity is entitled to vote on matters such as those proposed in this Information Statement are as follows:

                          Number of Shares      Percentage of
                          Entitled to Vote       Common Stock
Name                      As of Record Date   As of Record Date
----                      -----------------   -----------------

Laurence/Wayne, Inc.          4,175,548               54.66%

        Total:                4,175,548               54.66%


    These shares represent approximately 54.66 percent of the outstanding Common Stock of the Company. Therefore, the proposal will be considered approved by Consent of the Consenting Stockholder.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    As of October 9, 1996, PIE has issued 7,639,009 shares of Common Stock to approximately 160 beneficial holders (not including options and warrants to purchase 4,986,828 shares). The following table sets forth certain information regarding the beneficial ownership of shares of PIE's Common Stock as of October 9, 1996 by (i) each of PIE's directors and executive officers, (ii) each person who beneficially owns more than 5% of the outstanding shares of Common Stock, and (iii) all directors and officers of PIE as a group.

                                 Number of Shares
       Name                     Beneficially Owned   Percent of Total Outstanding
       ----                     ------------------   ----------------------------

Laurence/Wayne, Inc. (1)             4,175,548                   54.66%

Richard W. Perkins (1)(2)              600,000                    7.85%

Binks Graval (3)                       100,000                    1.31%

Edward G. Hanson                        25,000                     .33%

All Officers and Directors           2,183,203                   28.58%
as a Group (5 persons) (1)

----------------

(1)  Richard W. Perkins owns approximately 35.7% of the outstanding shares of
Laurence/Wayne, Inc.   Mr. Perkins may be deemed to have voting control over
such shares although they disclaim any direct beneficial ownership. Upon consummation of the merger with Laurence/Wayne, Inc. Mr. Perkins would become the direct owner of an additional 1,483,203 shares of Company Common Stock, representing 19.4% of the outstanding shares.

(2) Mr. Perkins was granted options to purchase 500,000 shares of Common Stock, exercisable as follows: 100,000 at $3.50 after the first year; 200,000 at $4.50 after the second year and 200,000 at $5.50 after the third year. Mr. Perkins was granted additional options to purchase 100,000 shares at $1.00 per share which options are immediately exercisable.

(3) Includes options to purchase 100,000 shares of Common Stock of the Company at an exercise price of $1.00 per share which are immediately exercisable.

                                    PROPOSAL

                         "BLANK CHECK" PREFERRED STOCK

     SUMMARY OF PROPOSED AMENDMENT TO ADD BLANK CHECK PREFERRED STOCK. The Board of Directors believes that the interests of the Company and stockholders will be best served by amending Article VI of the Articles of Incorporation as is set forth in Appendix A attached hereto.

Amended Article VI will authorize the Board of Directors to issue the Preferred Stock from time to time in series, and the Board of Directors will be authorized to determine the designation, rights and preferences, and fix the number of shares of any such series of Preferred Stock.

     If the proposal is adopted and effected, the Company will have 50,000,000 authorized shares of Common Stock of which 7,639,009 shares are issued and outstanding, and 3,000,000 authorized shares of Preferred Stock of which no shares will be issued.

     It is expected that the Preferred Stock will provide the Company flexibility to take advantage of financing, acquisition or investment opportunities. An issuance of Preferred Stock could limit stockholders' participation in certain types of transactions that might be proposed, whether or not such transactions were favored by a majority of the stockholders, and could enhance the ability of officers and directors to retain their positions. The right to create series of preferred shares in the future is also intended to make it unnecessary to go to the expense and to incur a delay which would be involved in seeking approval of stockholders to amend the Articles of Incorporation authorizing preferred shares at a time when an opportunity for their use becomes available. Although this is not the intention of management, series of Preferred Stock may be created having special voting or conversion rights for the purpose of making it more difficult for a person interested in acquiring the corporation or the Company to do so. This may have the additional effect of discouraging a proposal for acquisition of the Company or attempt to offer a proposal which could be at a price favorable to stockholders. Additionally, such series of preferred shares may have significant preferences over the Common Shares including, but not limited to, preferences as to dividends, rights on dissolution of the corporation and voting rights. These rights may be given without the consent of Common Stockholders.

     REASON FOR PROPOSAL. The Board of Directors of the Company believes it is prudent to have shares of Preferred Stock available for general corporate purposes. Additionally, the Company is currently planning to effectuate a private placement offering that will likely involve the issuance of Preferred Stock as part of the offering. The proceeds of this offering are necessary to fund operations, to reduce existing debt, to continue the manufacturing of its products, to continue product development and to increase the Company's marketing efforts.

     ANTI-TAKEOVER EFFECT. Authorization of the Preferred Stock is recommended by the Board of Directors for the reasons stated above, and not because of any anti-takeover effect such authorization might have. Nonetheless, the sale of newly authorized Preferred Stock to persons who have an understanding with the Company concerning the voting of such shares, or the distribution of shares of newly authorized Preferred Stock (or the right to receive such Preferred Stock) to the stockholders of the Company, may be used to discourage unsolicited attempts to acquire control of the Company. In conjunction with a sale or distribution of newly authorized Preferred Stock such Preferred Stock could be given terms or voting rights that would make takeover more difficult, such as the right to vote separately as a class in connection with approval of certain extraordinary corporate transactions. In addition, issuance of newly authorized shares of Preferred Stock might have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock, and thus could be used to dilute the stock ownership of a person seeking to obtain control of the Company. The Board of Directors has no present intention either (i) of issuing any shares of Preferred Stock with the understanding that the purchasers would vote their shares in any particular way or (ii) of distribution of any shares or rights to the Company's stockholders other than in the ordinary course of business in accordance with past practices.

     Given the Preferred Stock's approval, the undesignated and unissued shares of Preferred Stock will have such terms, rights and preferences as are designated by the Board of Directors in creating any particular series, including, without limitation, special rights as to dividends, voting, preferences on liquidation, conversion and redemption. The Board of Directors will have broad discretion with respect to designating and establishing the terms of each series of Preferred Stock, in connection with its issuance.

     GENERAL. Unless otherwise required by applicable law or regulation, all authorized but unissued shares of Preferred Stock will be issuable without any further authorization of the stockholders and on such terms and for such consideration and as may be determined by the Board of Directors of the Company. If applicable law or regulation does not require stockholder approval as a condition to the issuance of such shares in any particular transaction, it is not expected that such approval will be sought.

     The Company's stockholders are not entitled to preemptive or other rights to subscribe for shares of Preferred Stock that may be issued in the future.

     The Company will provide without charge, to each person including any beneficial owner to whom this Information Statement is delivered, upon written or oral request of such person, by first class mail within one business day of receipt of such request, a copy of any or all of the corporate organization documents. Requests for information concerning the Company should be directed to PACIFIC INTERNATIONAL ENTERPRISES, INC., 4431 Corporate Center Drive, Suite 131 Los Alamitos, California 90720, attention Richard Perkins, telephone (714) 816-0200.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Periodic reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at 5757 Wilshire Blvd., Suite 500 East, Los Angeles, California 90036-3648. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                 OTHER BUSINESS

     No further business will be transacted by Written Consent in Lieu of Meeting of Shareholders to which this Information Statement pertains.

                                   APPENDIX A


                            CERTIFICATE OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                    PACIFIC INTERNATIONAL ENTERPRISES, INC.

                           CERTIFICATE OF AMENDMENT
                           (AFTER ISSUANCE OF STOCK)
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                    PACIFIC INTERNATIONAL ENTERPRISES, INC.

     The undersigned, being the President and Assistant Secretary of Pacific International Enterprises, Inc., hereby declare that the original Articles of Incorporation were filed with the Secretary of State of the State of Nevada on December 30, 1988 under the name PACIFIC INTERNATIONAL ENTERPRISES, INC. The Board of Directors of said corporation at a meeting duly convened, held on the 9th day of October, 1996 adopted a resolution to amend the original articles. The number of shares of the corporation's outstanding and entitled to vote on an amendment to the Articles is 7,639,009. The following change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon:

     "ARTICLE VI - Capital Stock:

          Section 1. Authorized Shares. This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock." The authorized number of shares of Common Stock is 50,000,000, having a par value of $.001 per share, and the authorized number of shares of Preferred Stock is 3,000,000, having a par value of $.001 per share.

          The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

          Section 2. Voting Rights of Shareholders. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Each holder of Preferred Stock shall be entitled to vote in the manner prescribed by the Board of Directors.

          Section 3. Consideration for Shares. The Common Stock and Preferred Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles shall not be amended in this particular."

     THE UNDERSIGNED, being the President and Assistant Secretary of PACIFIC INTERNATIONAL ENTERPRISES, INC. hereby declare and certify that the facts herein stated are true, and, accordingly, have each set their hand this _____ day of October, 1996.

                                          _________________________________
                                          Binks Graval, President

                                          _________________________________
                                          Judy Gorey, Assistant Secretary



STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF            )

     On this _________ day of _________________, 1996, before me, a Notary
Public, personally appeared Binks Graval, personally known to me, and who acknowledged to me that he is the President of Pacific International Enterprises, Inc. and that he executed the above instrument.

                                 __________________________________________
                                                Notary Public